UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	53-0085950
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue, Suite 1300

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

Host Hotels & Resorts, Inc. (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from The New York Stock Exchange (the “NYSE”) to the Nasdaq Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects the listing and trading of its Common Stock on the NYSE to cease at the close of trading on October 30, 2020 and that trading of its Common Stock will commence on Nasdaq on the next trading day, November 2, 2020.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the caption “Description of Capital Stock” contained in the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-230903), filed under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission on April 16, 2019, is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Company are registered, or are to be registered, on Nasdaq pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: October 30, 2020	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller